Exhibit (a)(1)(G)

INSTRUCTION FORM

COMPUTER TASK GROUP, INCORPORATED AMENDED AND RESTATED FIRST EMPLOYEE

STOCK PURCHASE PLAN

With Respect to the

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

COMPUTER TASK GROUP, INCORPORATED

at

$10.50 Per Share

by

CHICAGO MERGER SUB, INC.

a wholly owned subsidiary of

CEGEKA GROEP NV

BEFORE SUBMITTING THIS INSTRUCTION FORM TO COMPUTERSHARE TRUST COMPANY, N.A., THE PLAN ADMINISTRATOR (THE “PLAN ADMINISTRATOR”) FOR THE COMPUTER TASK GROUP, INCORPORATED AMENDED AND RESTATED FIRST EMPLOYEE STOCK PURCHASE PLAN (THE “PLAN”), YOU SHOULD CAREFULLY READ THE ACCOMPANYING OFFER DOCUMENTS AND ALL ENCLOSED MATERIALS. CAPITALIZED TERMS USED AND NOT DEFINED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO SUCH TERMS IN THE OFFER TO PURCHASE, DATED AUGUST 23, 2023 (THE “OFFER TO PURCHASE”), AND IN THE RELATED LETTER OF TRANSMITTAL (THE “LETTER OF TRANSMITTAL” AND, TOGETHER WITH THE OFFER TO PURCHASE, AS EACH MAY BE AMENDED FROM TIME TO TIME, THE “OFFER”).

Your prompt action is requested. Although the Offer will expire one minute after 11:59 p.m., New York City time, on Wednesday, September 20, 2023, we must receive your Instruction Form by no later than 5:00 p.m., New York City time, on Monday, September 18, 2023 (the “Instruction Deadline”), in order to permit us to tender Shares allocated to your account on your behalf before the Offer expires.

THE PLAN ADMINISTRATOR MAKES NO RECOMMENDATION AS TO YOUR DECISION TO TENDER OR NOT TENDER SHARES ALLOCATED TO YOUR ACCOUNT.

If you wish to tender all or some of your Shares, please check the appropriate boxes below, and sign and return this Instruction Form in the envelope provided, or at the addresses shown on the reverse by the Instruction Deadline.

☐	YES, TENDER all of the Shares allocated to my account.

☐	YES, TENDER only the number of Shares allocated to my account, as indicated below:

Number of Shares to be tendered

If you do not wish to tender your Shares, you do not have to return this form.

Name(s) and Address(es) of Registered Holders (Please fill in, if blank, exactly as names(s) appear(s) on certificate(s)) (Attach additional signed list if necessary)

As a participant in the Plan, I acknowledge receipt of the Offer to Purchase and the Letter of Transmittal.

I hereby direct the Plan Administrator to tender or not to tender the Shares allocated to my account under the Plan as indicated above.

I understand that if I sign, date and return this Instruction Form but do not provide the Plan Administrator with direction, the Plan Administrator will treat this action as an instruction by me not to tender the Shares allocated to my account.

Signature	Date

Daytime Telephone #

Your instructions may be changed or revoked at any time up until the Instruction Deadline by delivering a new Instruction Form to the Plan Administrator.

You may return your Instruction Form in the enclosed envelope:

By First Class Mail:

COMPUTERSHARE TRUST CO. N.A.

c/o Voluntary Corporate Actions

P.O. Box 43011

Providence, RI 02940-3011

By Registered or Certified or Overnight Delivery:

COMPUTERSHARE TRUST CO. N.A.

c/o Voluntary Corporate Actions Suite V

150 Royall Street, Suite V, Canton, MA 02021